Exhibit 99.4
For Immediate Release
SELECTICA ANNOUNCES FINDINGS OF SPECIAL COMMITTEE
AND REMEDIAL MEASURES
San Jose, Calif. – August 24, 2007 – As previously announced, in October 2006 the Board of Directors of Selectica (NASDAQ: SLTC) appointed a Special Committee of the Board to conduct an independent investigation of the Company’s stock option granting practices. The Special Committee was assisted in the investigation by independent legal counsel who retained independent forensic accounting consultants. On July 18, 2007, the Company announced that the Special Committee had preliminarily concluded that the actual measurement dates for financial accounting purposes of certain stock options granted primarily during fiscal years 2001-2005 differ from the recorded grant dates of such awards. Consequently, new measurement dates for financial accounting purposes will apply to the affected awards, which will result in additional non-cash stock-based compensation expense.
The Special Committee has now substantially completed its investigation. The Committee, along with its independent advisers, reviewed grants made on 165 unique grant dates from the day before the Company’s stock first began trading publicly on March 10, 2000 through Dec. 31, 2006.
Based on its investigation, the Special Committee found, among other things, that the Company lacks contemporaneous evidence supporting a significant number of the recorded option grants. Further, the Company may have incorrectly measured the effective dates for a number of its option grants based on a variety of factors, including delays in the approval of awards, retrospective selection of some grant dates, the absence of clear and definitive documentation, modifications of or additions to previously awarded grants, and other issues relating to unreliable processes. The affected grants include grants to employees, officers and former directors.
The Special Committee found that certain of its officers from the relevant time period bore varying degrees of responsibility for the retrospective selection of option grant dates. The Special Committee found that the Company’s current Chairman of the Board and Chief Executive Officer, Mr. Stephen Bennion, in his prior capacity as Chief Financial Officer, was aware of or was involved with the retrospective selection of some grant dates. Mr. Bennion also received an option grant with a grant date that appears to have been retrospectively selected. However, in that instance, the Special Committee did not conclude, based on the evidence, that Mr. Bennion selected the grant date. Mr. Bennion did not exercise those options. The Special Committee did not conclude, based on the evidence, that Mr. Bennion engaged in intentional wrongdoing or understood that the Company’s stock option granting practices would result in a misstatement of the Company’s financial results.
Each of the other individuals determined by the Special Committee to have been responsible for the retrospective selection of option grant dates had previously left the company for reasons unrelated to the options investigation.
The Special Committee also concluded, based on the evidence, that the Company’s outside directors did not retrospectively select option grant dates. However, former members of the Company’s Compensation Committee of the Company’s Board of Directors executed grant documents prepared by others that appear to have reflected effective dates for option grants that were in some cases retrospectively selected.
Financial Statement Impact
The Company is diligently working to determine the impact of the incorrect measurement dates, however, that process is not yet complete. The Company currently believes that it will be required to record additional non-cash compensation expense that may require it to restate a number of its financial statements for the relevant time period. Additionally, the Company has not yet determined the tax consequences that may result from these matters.
Remedial Measures
In light of its findings, the Special Committee has adopted and intends to adopt and implement further remedial measures at the earliest practicable date, including, among other things, the following:
•	Effective January 30, 2007, the Company has adopted a new stock option grant policy intended to eliminate many of the procedural issues that necessitated the Special Committee investigation. Among other things, the policy provides that all stock option awards to officers and other employees will be granted by the Compensation Committee, all stock option awards will be granted at meetings, and that Unanimous Written Consents (UWCs) will no longer be used to grant stock option awards.

•	The Special Committee is currently conducting a “best practices” review of the Company’s existing stock option controls, processes, policies and procedures with the assistance of its auditors, as well as independent and corporate counsel. The Committee will soon propose improvements to the controls, processes, policies and procedures intended to strengthen and revitalize the Company’s options granting practices.

•	Mr. Bennion will no longer serve as the Company’s Chief Executive Officer or as a member of the Board of Directors. However, in light of Mr. Bennion’s significant, ongoing contributions to the Company, knowledge of the industry and relationships with key providers and customers of the Company, the Board believes that Mr. Bennion has the ability to continue to provide substantial value to the Company’s shareholders. Accordingly, Mr. Bennion has been offered and has accepted a new role as Vice President and General Manager of the Configuration, Pricing, and Quoting Business Unit. Mr. Bennion’s new position will not involve accounting or financial reporting responsibilities, nor will he serve again as a Board member.

•	The Company has undertaken to improve training and education for all directors, officers and other relevant personnel designed to ensure that everyone involved in the granting and administration of stock options fully understands the terms of the stock option plans, the relevant accounting requirements under Generally Accepted Accounting Principles for stock options and other share-based compensation, as well as recent revisions to the grant approval and documentation process. Going forward, such training will be held annually and as needed for the education of newly-hired personnel.

•	The Audit Committee will review the Company’s compliance with all controls and procedures regarding equity compensation, including the Company’s stock option policies and procedure, at least annually, to determine whether additional revisions, training, or oversight is required.
James Arnold, Chair of the Special Committee of the Board of Directors for Selectica, said: “Selectica is fully committed to compliance with all applicable accounting standards and regulations. Upon learning about this matter, we are confident that the Company promptly addressed this issue and appropriately conducted a thorough investigation with the assistance of experienced independent counsel and other professional advisors. We are taking appropriate steps to ensure that the Company maintains appropriate controls in its equity award processes, and complies fully with relevant accounting standards.”
About Selectica, Inc.
Selectica (NasdaqGM:SLTC — News) provides its customers with software solutions that automate the complexities of enterprise contract management and sales configuration lifecycles. The company’s high-performance solutions underlie and unify critical business functions including sourcing, procurement, governance, sales and revenue recognition. Selectica has been providing innovative, enterprise-class solutions for the world’s largest companies for over 10 years and has generated substantial savings for its customers. Selectica customers represent leaders in manufacturing, technology, retail, healthcare and telecommunications, including: ABB, Ace Hardware, Bell Canada, Cisco, Covad Communications, General Electric, Fireman’s Fund

Selectica

Insurance Company, Hitachi, International Paper, Juniper Networks, Levi Strauss & Co., Rockwell Automation, Tellabs, and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.

Contact:	Tony Rossi, Financial Relations Board for Selectica 213-486-6545, trossi@financialrelationsboard.com
Forward Looking Statements
The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of new products of Selectica, including the on-demand contract management and sales execution products and the applications developed with business partners, (ii) the success of the ongoing restructuring of Selectica’s operations, (iii) the conclusions resulting from the independent review of the Company’s past stock option granting practices, (iv) the Company’s inability to file periodic reports in accordance with the Securities Exchange Act of 1934, (v) the inability of the Company to avoid delisting from The Nasdaq Stock Market due to non-compliance with Marketplace rules, (vi) potential regulatory inquiries and litigation relating to the review of past stock granting practices and any related restatement of the Company’s financial statements and (vii) other factors and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in other reports filed by Selectica with the Securities and Exchange Commission.
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